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Nabi Investor Relations

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BIOTA IN ADVANCED DISCUSSIONS WITH

RUSSELL H. PLUMB TO ASSUME ROLE OF PRESIDENT AND CEO

OF BIOTA PHARMACEUTICALS, INC.

Rockville, Md. and Melbourne, Australia, September 6, 2012—Nabi Biopharmaceuticals (NABI) today announced that Biota Holdings Limited (BTA.AX) has entered into advanced discussions with Russell H. Plumb, the former President and Chief Executive Officer of Inhibitex, Inc., with a view to agreeing on the terms and conditions for the appointment of Mr. Plumb as the President and Chief Executive Officer of Biota Pharmaceuticals, Inc., the combined company upon the successful completion of the proposed business combination transaction between Biota and Nabi. It is also expected that Mr. Plumb will be appointed as a director of Biota Pharmaceuticals, Inc.

Mr. Plumb served as President, Chief Executive Officer and Chief Financial Officer of Inhibitex, Inc., a U.S. publicly-traded, clinical-stage drug development company, from December 2006 through February 2012, when it was acquired by Bristol-Myers Squibb for approximately $2.5 billion. Prior to its acquisition, Inhibitex focused its resources in recent years on developing antiviral, small molecules, including compounds to treat hepatitis C virus (HCV). From 2000 to December 2006, Mr. Plumb was the Chief Financial Officer of Inhibitex, during which time he oversaw numerous financing transactions, including the company’s initial public offering in 2004.

The terms, conditions and timing of Mr. Plumb’s potential employment with Biota Pharmaceuticals, Inc. are under discussion and have not been finalized, as the proposed business combination transaction between Biota and Nabi is subject to certain conditions, including, among other things, the approval by the shareholders of both Biota and Nabi at their respective shareholder meetings. The shareholder meetings of both Nabi and Biota to consider the business combination transaction are scheduled to be held later in September.

About Biota

Biota is a leading anti-infective drug development company based in Melbourne Australia, with key expertise in respiratory diseases, particularly influenza. Biota developed the first-in-class neuraminidase inhibitor, zanamivir, which is marketed by GlaxoSmithKline worldwide as Relenza. In addition, Biota and Daiichi Sankyo co-own a range of second-generation influenza antivirals, of which the lead product, laninamivir, is approved and marketed as lnavir® in Japan by Daiichi Sankyo. Biota holds a contract from the United States Office of Biomedical Advanced Research and Development Authority (BARDA) for the advanced development of laninamivir in the United States. In addition to its flu franchise, Biota has completed a Phase 2 clinical trial with vapendavir (BTA798) for the treatment of human rhinovirus (HRV) infections in asthmatic subjects. Other Biota research programs include drug candidates aimed at treating respiratory syncytial virus (RSV), Hepatitis C (HCV) virus and bacterial infections.

Relenza™ is a registered trademark of the GlaxoSmithKline group of companies. Inavir® is registered to Daiichi Sankyo. For further information on Biota, please visit www.biota.com.au.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals, headquartered in Rockville, Maryland, is a biopharmaceutical company that has focused on the development of vaccines addressing unmet medical needs, including nicotine addiction. Its sole product currently in development is NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for the treatment of nicotine addiction and prevention of smoking relapse based on patented technology. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com.

Important Additional Information

In connection with the business combination transaction between Biota and Nabi, Nabi has filed a definitive proxy statement, dated August 7, 2012, with the Securities and Exchange Commission (“SEC”) in connection with a special meeting of shareholders of Nabi to be held on September 24, 2012. SHAREHOLDERS AND INVESTORS ARE URGED TO READ NABI’S DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY NABI WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Shareholders and investors may obtain a free copy of Nabi’s definitive proxy statement and other materials filed by Nabi with the SEC at the SEC’s website at www.sec.gov, at Nabi’s website at www.nabi.com, or by contacting Morrow & Co., LLC, Nabi’s proxy solicitation agent, at (203) 658-9400 or toll-free at (800) 607-0088.

Forward-Looking Statements

Statements in this release that are not strictly historical or fact are forward-looking statements, including statements regarding the potential future employment of Mr. Plumb as a senior executive of Biota Pharmaceuticals, Inc. and the proposed business combination transaction of Nabi and Biota. You can identify these forward-looking statements as they are qualified by words such as ‘anticipate”, “expect”, “plan”, “potential”, “should”, “may”, “could”, “will”, “would” and involve our expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, the successful completion of the proposed business combination transaction between Nabi and Biota, including the approval by both Nabi’s and Biota’s shareholders of the transaction resulting in the combined company of Biota Pharmaceuticals, Inc., and reaching an agreement with Mr. Plumb on the terms and conditions of his potential employment with Biota Pharmaceuticals, Inc. Some of these and other factors are more fully discussed in Nabi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as amended, Nabi’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and Nabi’s Definitive Proxy Statement for the special meeting of shareholders dated August 7, 2012 filed with the SEC. Nabi does not undertake to update any of these forward-looking statements or to announce the results of any revisions to these forward-looking statements except as required by law.

Investor / Analyst Enquiries	Media Enquiries
Biota Holdings Limited	Tim Duncan, Hinton & Associates
Peter Cook	T: +61 3 9600 1979 / M: +61 408 441 122
T: +61 3 9915 3720	US Enquiries
Damian Lismore	Hershel Berry, Blueprint Life Science Group
T: +61 3 9915 3721	T: +1 415.375.3340 Ext. 102